EXHIBIT 4.1

        THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SECURITIES MAY BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR EXEMPTIONS THEREFROM. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

DAOU SYSTEMS, INC.

Common Stock Purchase Warrant No. 2000-___

Warrant to Purchase ________ Shares (subject to adjustment) of Common Stock of DAOU Systems, Inc.

Void after 5:00 p.m.
Pacific Time
November ___, 2005

        THIS IS TO CERTIFY THAT, for value received, _________________________ (the “Holder”), upon due exercise of this Warrant, is entitled to purchase from DAOU Systems, Inc., a Delaware corporation (the “Company”), at any time after the date hereof but prior to 5:00 p.m., Pacific time, on November ____, 2005 (the “Expiration Date”) up to_______________ (______) shares (subject to adjustment as hereinafter provided) (the “Shares”) of fully paid and non-assessable common stock, par value $.001 per share (the “Common Stock”), of the Company, at an exercise price of $.01 per share (such price as from time to time to be adjusted as hereinafter provided being referred to herein as the “Exercise Price”). This Warrant is subject to the following terms, provisions and conditions:

        1.  Exercise of Warrant.

        (a)  Subject to subsection 1(b) below, the Holder may exercise this Warrant in whole at any time or in part from time to time, but only in such multiples as are required to permit the issuance by the Company of one or more full Shares, by surrender of this Warrant with the Form of Subscription attached hereto duly executed to the Company no later than 5:00 P.M. Pacific time on the Expiration Date together with the payment of the Exercise Price for each of the Shares for which this Warrant is exercised. Payment for the Shares to be purchased upon exercise of this Warrant may be made by wire transfer of Fed Funds or by the delivery of a certified or cashier’s check payable to the Company for the aggregate Exercise Price of the Shares purchased. In case of the exercise of this Warrant in part prior to the Expiration Date, the Company will deliver to the Holder a new Warrant of like tenor in the name of the Holder evidencing the right to purchase the number of Shares as to which this Warrant has not been exercised.

        (b)  The Warrant may not be exercised by the Holder unless, at the time of exercise, (i) there is either (A) a registration statement or prospectus covering the Shares that is effective under (1) the Act and (2) the securities laws of the state of the address of record of such Holder, or (B) an exemption available from such registration for the Warrant exercise and issuance of Shares in the opinion of counsel reasonably satisfactory to the Company provided by the Holder to the Company, and (ii) such exercise and issuance would otherwise be in compliance with applicable law in the opinion of such counsel provided to the Company. The Warrant may not be, directly or indirectly, transferred to, or exercised by, any person in any state where such transfer or exercise would violate any law, including securities laws, of such state. Legends as required by applicable federal and state laws may be placed on the certificates representing the Shares. The Holder agrees to execute such documents and instruments as counsel for the Company reasonably deems necessary to effect compliance of the issuance of this Warrant and any Shares issued upon exercise hereof with applicable federal and state securities laws.

        (c)  The exercise of the Warrant will be deemed to have been effected at 5:00 P.M., Pacific time on the day the Holder complies with the terms of subsection 1(a) above.

        2.  Covenants and Conditions.

        (a)  The Company hereby covenants and agrees as follows:

            (i)  All Shares will, upon issuance, be legally and validly issued, fully paid, and non-assessable and free from preemptive rights, all taxes, liens and charges with respect to the issue thereof.

            (ii)  During the period within which this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

            (iii)  The Company shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates issued pursuant to this Warrant, except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of delivering the notice of exercise mentioned above.

        (b)  Neither this Warrant nor the Shares have been registered under the Act or any state securities laws. This Warrant and the Shares have been acquired for investment purposes and not with a view to distribution or resale and the Shares may not be made subject to a security interest, pledged, hypothecated, sold, or otherwise transferred without an effective registration statement therefor under the Act and such applicable state securities laws or an opinion of counsel (which opinion and counsel rendering same shall be reasonably acceptable to the Company) that registration is not required under the Act and under any applicable state securities laws. The certificates representing the Shares shall bear substantially the following legend:

               THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.

        Other legends as required by applicable federal and state laws may be placed on such certificates. The Holder and the Company agree to execute such documents and instruments as counsel for the Company reasonably deems necessary to effect compliance of the issuance of this Warrant and any Shares issued upon exercise hereof with applicable federal and state securities laws. Holder agrees that the Company may decline to permit a transfer of this Warrant if the proposed transferee does not meet then applicable qualifications for investors in securities offerings exempt from registration.

        3.  Stock Dividends Reclassifications, Reorganization, Anti-Dilution Provisions, Etc.

This Warrant is subject to the following further provisions:

        (a)  Stock Dividends and Stock Splits. In case, after the date hereof and prior to the expiration of this Warrant by exercise or by its terms, the Company issues any shares of its Common Stock as a stock dividend or distribution or divides the number of shares of Common Stock, then, in either of such cases, the Exercise Price per share of the Shares purchasable pursuant to this Warrant in effect at the time of such action will be proportionately reduced and the number of the Shares at that time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, in the event the Company shall combine such shares of its Common Stock into a smaller number of shares, then, and in such event, the Exercise Price per share of the Shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased and the number of Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased.

        (b)  Certain Corporate Events. In case, after the date hereof and prior to the expiration of this Warrant by exercise or by its terms, (i) the Company is recapitalized by reclassifying its outstanding Common Stock into stock with a different par value or by changing its outstanding Common Stock with par value to stock without par value, (ii) the Company or a successor entity consolidates or merges with or conveys all or substantially all of its or of any successor entity’s property and assets to one or more, or any combination of, corporations, partnerships, limited liability companies, joint ventures or other entities (any such entity being included within the meaning of the term “successor entity” in the event of any consolidation or merger of any such entity with, or the sale of all or substantially all of the property of any such entity to, another entity or entities) or (iii) the Company or a successor entity dissolves, liquidates or winds up its affairs, the Holder of this Warrant will thereafter receive, upon the terms and conditions and during the time specified in this Warrant, in lieu of the Shares theretofore purchasable upon the exercise of this Warrant, the kind and amount of shares of stock, other securities and/or assets receivable upon such recapitalization or consolidation, merger, conveyance, dissolution, liquidation or winding up by the holder of the number of shares of Common Stock which the Holder of this Warrant might have purchased, immediately prior to such recapitalization or consolidation, merger, conveyance, dissolution, liquidation or winding up after deduction or payment of the appropriate Exercise Price.

        (c)  Computation of Adjustments. Upon the occurrence of each event requiring an adjustment of the Exercise Price and/or of the number of Shares purchasable pursuant to this Warrant in accordance with, and as required by, the terms of this Section 3, the Company shall compute, or if requested by the Holder shall forthwith employ a firm of certified public accountants (who may be the regular accountants for the Company) who shall compute, the adjusted Exercise Price and the adjusted number of Shares purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this Section 3 and shall prepare a certificate setting forth such adjusted Exercise Price and the adjusted number of Shares and showing in detail the facts upon which such conclusions are based. All such calculations shall be to the nearest ten-thousandths; provided that any adjusted Exercise Price shall not be less than the par value for the Common Stock at such time. Any adjusted number of Shares shall be rounded to the nearest whole Share. The Company shall mail forthwith to the Holder of this Warrant a copy of such certificate, and thereafter said certificate shall be conclusive and shall be binding upon such Holder unless contested by such Holder by written notice to the Company within 10 days after receipt of the certificate by such Holder.

        (d)  Notice. In case:

            (i)  of any classification, reclassification or other reorganization of the capital stock of the Company, consolidation or merger of the Company with or into another entity where the Company is not the surviving entity, or conveyance of all or substantially all of the assets of the Company;

            (ii)  of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

            (iii)  of a proposal by the Company to take any action of the type described in this Section 3 (but only if the action of the type described in this Section 3 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Holder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

        4.  Non-transferability. Except to an “accredited investor,” as defined under the Securities Act, and in compliance with all applicable federal and state securities laws, this Warrant may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

Any Shares issued hereunder may not be transferred in violation of any applicable securities laws. Any attempted assignment, transfer, pledge, hypothecation or other encumbrance of this Warrant and any Shares issued upon exercise hereof contrary to the provisions hereof, and any execution, attachment or similar process upon this Warrant, will be null, void and of no effect.

        5.  No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holder hereof to any voting rights or other rights whatsoever as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase the Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        6.  Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) of an indemnity from the Holder satisfactory to the Company (in the exercise of its reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company, at its expense, will execute and deliver to the Holder in lieu thereof, a new Warrant of like tenor.

        7.  Register. The Company shall maintain, at its principal office located at 5120 Shoreham Place, San Diego, California 92122 (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee as may be permitted under the terms of this Warrant and each prior owner of this Warrant.

        8.  Exercise or Transfer Without Registration. Anything in this Warrant to the contrary notwithstanding if, at the time of the surrender of this Warrant in connection with any exercise, transfer or exchange of this Warrant, this Warrant shall not be registered under the Act and under applicable state securities laws, the Company may require, as a condition of allowing such exercise, transfer or exchange, that (i) the Holder of this Warrant, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer or exchange may be made without registration under said Act and under applicable state securities laws; provided that, if the Holder is the original Holder hereof, no opinion shall be required upon the exercise of this Warrant, and (ii) the Holder execute and deliver to the Company an investment letter in form and substance acceptable to the Company. The Holder of this Warrant, by taking and holding the same, hereby represents to the Company that such Holder is an “accredited investor” as defined under the Act and is acquiring this Warrant for investment and not with a view to the distribution thereof.

        9.  Notices. All notices requests and other communications required or permitted to be given or delivered hereunder to the Holder of this Warrant or to the Holder of Shares acquired upon exercise of this Warrant shall be in writing, and shall be personally delivered or shall be sent by first class, certified or registered mail, postage prepaid and addressed to such Holder at the address shown for such Holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered or shall be sent by first class, certified or registered mail, postage prepaid and addressed, to the office of the Company at 5120 Shoreham Place, San Diego, California 92122, Attention: Corporate Secretary, or at such other address as shall have been furnished to the Holder of this Warrant or to the Holder of Shares acquired upon exercise of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by telegram, facsimile or telex, but shall in such case be subsequently confirmed by a writing personally delivered or sent by first class, certified or registered mail as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram, facsimile or telex) the person entitled to receive such notice at the address of such person for purposes of this Section 9, or, if mailed, at the completion of the third full business day following the time of such mailing thereof to such address, as the case may be.

        10.  Governing Law. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

        11.  Net Issuable Exchange.

        (a)  In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right (the “Conversion Right”) to convert this Warrant or any portion hereof into Shares as provided in this Section 11 at any time or from time to time prior to the Expiration Date. Upon exercise of the Conversion Right with respect to a particular number of Shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder, without payment by the Holder of any exercise price or any cash or consideration other than the surrender of the right to exercise this Warrant as to the Converted Warrant Shares, a number of Shares determined by multiplying the number of Converted Warrant Shares by the following:

FMV — Exercise Price
FMV

        FMV shall be the Market Price (as defined below) of the Common Stock as of the Conversion Date and the Exercise Price shall be determined as of the close of business on the Conversion Date (as defined below).

        (b)  For purposes of this Warrant, the “Market Price” of a share of Common Stock as of a particular date shall mean, if the Common Stock is traded on a securities exchange or quoted on the Nasdaq National Market or the Nasdaq SmallCap Market, the closing sale price of the Common Stock on such exchange or market for the date in question. If the Common Stock is not traded on a securities exchange or quoted on the Nasdaq National Market or the Nasdaq SmallCap Market, but bid and asked prices in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations System, Inc. (or if not so reported, by the National Quotation Bureau Incorporated) for the Common Stock, then the “Market Price” of a share of Common Stock shall be the average mean of such reported bid and asked prices on the date in question. If at any time the Common Stock is not traded on an exchange or quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or otherwise traded in the over-the-counter market, the Conversion Right may only be exercised once and the Market Price shall be deemed to be the fair market value thereof determined in good faith by any firm of independent public accountants or a nationally recognized independent investment banking firm selected by the Board of Directors of the Company.

        (c)  The Conversion Right may be exercised by the Holder by surrendering this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Shares subject to this Warrant which are being surrendered (referred to in subsection (a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement or on such later date as is specified therein (the “Conversion Date”), but not later than the Expiration Date. Certificates for the Shares issuable upon exercise of the Conversion Right and, in the case of a partial exercise, a new warrant certificate evidencing the Shares remaining subject to this Warrant shall be issued as of the Conversion Date and shall be delivered to the Holder within 15 days following the Conversion Date.

        12.  Miscellaneous.

        (a)  Amendments. This Warrant or any provision hereof may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought.

        (b)  Descriptive Headings. The descriptive headings of the several sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

        (c)  Successors and Assigns. This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all the Company’s assets.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on this 9th day of November, 2000.

DAOU SYSTEMS, INC.
By:

Name: Neil R. Cassidy Title: Executive Vice President and Chief Financial Officer

FORM OF SUBSCRIPTION

Dated: _________, ___.

To: _______________________________

        The undersigned, pursuant to the provisions set forth in the within Warrant Number ________ hereby agrees to purchase ______ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of $_______________. Please issue a certificate of certificates for such shares of Common Stock in the following name:

              Name:      ________________________

              Address:________________________

                              ________________________

              Signature:_______________________

              Title of Signing Officer or Agent (if any):

  Note: The above signature should correspond exactly with the name on the face of the within Warrant and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said Holder covering the balance of the shares purchasable thereunder.